UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 10, 2015

THE STANDARD REGISTER COMPANY

(Exact Name of Registrant as Specified in Charter)

Ohio	1-1097	31-0455440
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Albany Street, Dayton, Ohio	45417
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (937) 221-1000

(Former Name or Former Address, if Changed Since Last Report)

N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement

DIP Facilities

As previously disclosed in a Current Report on Form 8-K filed August 1, 2013, The Standard Register Company (the “Company”) is party to (i) a First Lien Credit Agreement (the “First Lien Credit Facility”), by and among the Company, the First Lien Lenders, Silver Point Finance, LLC (the “Term Agent”), as administrative agent to the First Lien Lenders and Standard Register International, Inc., Standard Register Technologies, Inc. iMedConsent, LLC and Standard Register of Puerto Rico Inc., as guarantors (collectively, the “Guarantors”); (ii) a Second Lien Credit Agreement (the “Second Lien Credit Facility”), by and among the Company, the Second Lien Lenders, the Term Agent, as administrative agent to the Second Lien Lenders and the Guarantors; and (iii) an Amended and Restated Loan and Security Agreement (the “ABL Credit Facility” and, together with the First Lien Credit Facility and the Second Lien Credit Facility, the “Pre-Petition Credit Facilities”), by and among the Company, Standard Register International, Inc., Standard Register Technologies, Inc., iMedConsent, LLC and Standard Register of Puerto Rico Inc., as borrowers, the ABL Lenders and Bank of America, N.A. (the “ABL Agent”), as administrative agent for the ABL Lenders.

In conjunction with the Asset Purchase Agreement (as defined below) and the Chapter 11 Cases described in Item 1.03 of this Current Report, the Company has reached agreements with (x) the Term Agent, for a superpriority, multiple-draw secured term loan facility in an aggregate principal amount of up to $30,000,000 (the “Term DIP Facility”) and (y) the ABL Agent, for a superpriority, secured, asset-based revolving credit facility in the principal amount of up to $125,000,000 (the “ABL DIP Facility” and together with the Term DIP Facility, the “DIP Facilities”) to support the Company’s continued operations during the pendency of the bankruptcy case.  The DIP Facilities are subject to, and did receive, approval by the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).

Maturity

The maturity date of the Term DIP Facility is September 8, 2015, subject to shortening as a result of the occurrence of any event of default and the maturity date of the ABL DIP Facility is September 8, 2015, subject to shortening as a result of the occurrence of any event of default.

Interest, Security and Guarantees

Interest on the revolving credit of the ABL DIP Facility will be payable at a per annum rate equal to LIBOR plus 225 basis points or Base Rate (as defined in the ABL DIP Facility) plus 125 basis points.  Interest on the term loan of the Term DIP Facility will be payable at a per annum rate equal to LIBOR plus 950 basis points or Alternate Base Rate (as defined in the Term DIP Facility) plus 850 basis points.  Subject to certain carve-outs and exceptions, the Company’s obligations under the DIP Facilities are secured by all pre-petition and post-petition assets of the Debtors (as defined below).

Other Terms and Conditions

Each DIP Facility includes customary provisions, including, among others, certain representations and warranties, affirmative and negative covenants and events of default.  Additionally, funding under the DIP Facilities requires that the Company obtain approval of the Bankruptcy Court to enter into the ABL DIP Facility and the Term DIP Facility and that the Company provide adequate protection for the interests of the ABL Agent and the Term Agent in the pre-petition collateral under the respective Pre-Petition Credit Facilities pursuant to Sections 361 and 363 of title 11 of the United States Code (the “Bankruptcy Code”).

The foregoing description of the DIP Facilities is not complete and is qualified in its entirety by reference to the full text of the ABL DIP Facility and the Term DIP facility, copies of which are attached to this Current Report on Form 8-K as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.

Asset Purchase Agreement

On March 12, 2015, the Company and all of its subsidiaries (collectively, the “Sellers”) entered into an asset purchase agreement (the “Asset Purchase Agreement”) with Standard Acquisition Holdings, LLC, an affiliate of the Term Agent (the “Buyer”), pursuant to which the Buyer has agreed to acquire substantially all of the Sellers’ assets and assume certain of the Sellers’ liabilities, for aggregate consideration of approximately $275 million.  The consideration will be paid by a combination of cash, a credit bid of secured debt held by affiliates of the Buyer, and the assumption of certain liabilities.

The asset purchases pursuant to the Asset Purchase Agreement are expected to be conducted under the provisions of Section 363 of the Bankruptcy Code and will be subject to proposed bidding procedures and receipt of a higher and better bid at auction.  Upon entry by the Bankruptcy Court, the bidding procedures order will provide that the Buyer is the “stalking horse” bidder for the assets identified in the Asset Purchase Agreement.

The Asset Purchase Agreement contains representations, warranties and covenants customary for a transaction of this nature and is subject to a number of closing conditions, including, among others, (i) the approval by the Bankruptcy Court in the Chapter 11 Cases (as defined below) commenced by the Company, as described in Item 1.03 of this Current Report on Form 8-K; (ii) the accuracy of representations and warranties of the parties; (iii) material compliance with the obligations set forth in the Asset Purchase Agreement; (iv) the cash component of the purchase price being less than $140 million; (v) the aggregate liability to cure pre-petition claims under transferred contracts being less than $14 million; and (vi) the aggregate liability of accounts payable to be assumed by the Buyer being less than $18 million.

The Asset Purchase Agreement may be terminated in certain circumstances, including if the Bankruptcy Court does not approve the Asset Purchase Agreement or because the transaction does not close within 180 days.  The Asset Purchase Agreement provides that the Sellers will pay a break-up fee to the Buyer equal to 2.0% of the purchase price upon the consummation of an alternative transaction involving the sale of a material portion of Sellers’ assets to any person or entity other than the Buyer.  In addition, the Asset Purchase Agreement provides for the reimbursement of the Buyer’s expenses, in an amount not to exceed 1.5% of the purchase price, incurred in connection with the Asset Purchase Agreement in the event the Asset Purchase Agreement is terminated for specified reasons, including if the Buyer is not the winning bidder at the auction.

The foregoing description of the Asset Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 2.1 and incorporated herein by reference.

Item 1.03

Bankruptcy or Receivership.

On March 12, 2015, the Company and each of its subsidiaries (collectively with the Company, the “Debtors”) filed voluntary petitions for reorganization relief under the provisions of chapter 11 of

Bankruptcy Code in the Bankruptcy Court (the “Chapter 11 Cases”).  The Debtors have filed a motion with the Bankruptcy Court for entry of an order directing joint administration of the Chapter 11 Cases under the Company’s caption and case number, In re: The Standard Register Company, et al., Case No. 15-10541.  The Debtors plan to continue to operate their businesses as “debtors-in-possession” under jurisdiction of the Bankruptcy Court and in accordance with applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.

The Company’s shareholders are cautioned that trading in shares of the Company’s common stock during the pendency of the Chapter 11 Cases will be highly speculative and will pose substantial risks.  In connection with the Chapter 11 Cases, the Company has filed a motion to restrict certain trading.  Trading prices for the Company’s common stock may bear little or no relationship to the actual recovery, if any, by holders thereof in the Company’s Chapter 11 Cases and the Company believes it is probable that there will be no recovery for any equity holder in connection with the Chapter 11 Cases.  Accordingly, the Company urges extreme caution with respect to existing and future investments in its common stock.

On March 12, 2015, the Company issued a press release relating to the Chapter 11 Cases, a copy of which is filed herewith as Exhibit 99.1.  The information provided in Item 1.01 above is incorporated by reference into this Item 1.03.

Item 2.03

Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement.

On March 12, 2015, the Company and certain of its subsidiaries entered into the DIP Facilities.  The information provided in Item 1.01 above related to the DIP Facilities is incorporated by reference into this Item 2.03.

Item 2.04

Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The filing of the Chapter 11 Cases constituted an event of default or otherwise triggered the acceleration of (or the right to accelerate) repayment obligations under a number of prepetition instruments and agreements relating to the Debtors (the “Debt Documents”).  As a result, all debt outstanding (including, but not limited to, any accrued and unpaid interest thereon) under the Debt Documents became (or may become) immediately due and payable, subject to the applicable provisions of the Bankruptcy Code.  Any efforts by creditors to enforce the repayment obligations under the Debt Documents are stayed as a result of the Chapter 11 Cases and are subject to the applicable provisions of the Bankruptcy Code.  The approximate principal amount of debt currently outstanding under certain of the Debt Documents, the acceleration of which is material to the Company, is as follows:

1.

The approximate amount of principal and accrued interest currently outstanding under the First Lien Credit Agreement, dated as of August 1, 2013, by and among the Company, the subsidiary guarantors party thereto, the lender parties thereto and Silver Point Finance LLC, as administrative agent, as amended is $115,400,000.

2.

The approximate amount of principal and accrued interest currently outstanding under the Second Lien Credit Agreement, dated as of August 1, 2013, by and among the Company, the subsidiary guarantors party thereto, the lender parties thereto and Silver Point Finance LLC, as administrative agent, as amended, is $98,600,000.

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 10, 2015, Roy W. Begley, Jr. notified the Company that he was resigning from the Board of Directors, effective immediately.  At the time of his resignation, Mr. Begley was a member of the Compensation Committee and a member of the Corporate Governance and Nominating Committee.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No.	Title
2.1	Asset Purchase Agreement dated March 12, 2015 by and among Standard Acquisition Holdings, LLC, The Standard Register Company and the other Sellers party thereto.
10.1	Post-Petition Loan and Security Agreement dated March 12, 2015 by and among Bank of America, N.A., The Standard Register Company and the other Borrowers party thereto.
10.2

Super-Priority Priming Debtor in Possession Delayed Draw Term Loan Credit Agreement dated March 12, 2015 by and among Silver Point Finance, LLC, The Standard Register Company and the other Borrowers party thereto.

99.1	Press release dated March 12, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 13, 2015

THE STANDARD REGISTER COMPANY

By:   /s/ Gerard D. Sowar______________
Name:  Gerard D. Sowar
Title:   Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Title
2.1	Asset Purchase Agreement dated March 12, 2015 by and among Standard Acquisition Holdings, LLC, The Standard Register Company and the other Sellers party thereto.
10.1	Post-Petition Loan and Security Agreement dated March 12, 2015 by and among Bank of America, N.A., The Standard Register Company and the other Borrowers party thereto.
10.2

Super-Priority Priming Debtor in Possession Delayed Draw Term Loan Credit Agreement dated March 12, 2015 by and among Silver Point Finance, LLC, The Standard Register Company and the other Borrowers party thereto.

99.1	Press release dated March 12, 2015.